EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 4, 2004, included in Amendment No. 2 to the Registration Statement (Form S‑1 No. 333‑117888), filed with the Securities and Exchange Commission, both incorporated by reference in the Rule 462(b) Registration Statement (Form S‑1) of TODCO for the registration of additional shares of its Class A common stock.

/s/ Ernst & Young LLP

Houston, Texas
September 15, 2004